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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of Earliest Event Reported): JULY 12, 2006

                               TRANSGENOMIC, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                       000-30975
         (State of Formation)                                (Commission
                                                             File Number)

                                   911789357
                      (IRS Employer Identification Number)

          12325 Emmet Street
               Omaha, NE                                        68164
(Address of principal executive offices)                      (Zip Code)

                                 (402) 452-5400
              (Registrants' telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

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ITEM 5.02.  DEPARTURE  OF  DIRECTORS  OR  PRINCIPAL  OFFICERS;  ELECTION OF
            DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On July 12, 2006, Craig Tuttle was appointed as the President and Chief Executive Officer of Transgenomic, Inc. (the "Company"). Mr. Tuttle succeeds interim Chief Executive Officer, Michael Summers, who will continue to serve as the Company's Chief Financial Officer.

     Mr. Tuttle, age 54, has over 25 years of general management, sales and marketing and research and development experience in medical diagnostic and biotechnology companies. During 2004 and 2005, Mr. Tuttle was the President and COO of Duke Scientific, a Northern California specialty chemistry manufacturer. Mr. Tuttle led the sale of Duke Scientific to Fisher Healthcare in 2005. From 1997 to 2003, Mr. Tuttle was with Apogent Technologies, Inc. where he served in various roles, including President of Applied Biotech, Inc., the manufacturer of the market leading home pregnancy test, and General Manager at Seradyn, Inc., a specialty chemical and diagnostic test manufacturer. Mr. Tuttle earned a B.S in Biochemistry from UCLA, an M.S. in Biochemistry from the University of Colorado and an M.B.A from St. Mary's College.

     Mr. Tuttle has entered into an Employment Agreement with the Company, dated July 12, 2006. The Employment Agreement has a term of two years, but will be automatically extended for additional one-year periods unless either the Company or Mr. Tuttle elects not to further extend it. Under the terms of the Employment Agreement, Mr. Tuttle will be paid a base salary of $250,000 per year during the initial two-year term. His salary may increase in subsequent terms as determined by the Company's compensation committee. Mr. Tuttle is also eligible to receive an annual bonus of up to 20% of his base salary and will receive allowances for a leased automobile, housing in the Omaha, Nebraska area and commuting costs for a period of one year. Subject to approval of the compensation committee, Mr. Tuttle will be granted options to purchase 200,000 shares of the Company's common stock immediately, options to purchase 200,000 shares on January 12, 2007, and options to purchase 200,000 shares on July 12, 2007. Each such grant of options will vest equally on the next three anniversary dates of the respective grant. The Employment Agreement contains standard confidentiality and noncompetition provisions and provides for a severance payment to Mr. Tuttle equal to one year's salary if he is discharged for reasons other than as defined in the Employment Agreement as "just cause".

     There are no family relationships between Mr. Tuttle and any director or other executive officer of the Company and he was not selected by the Board of Directors to serve as the Company's President and Chief Executive Officer pursuant to any arrangement or understanding with any person. Mr. Tuttle has not engaged in any transaction with the Company that would be reportable as a related party transaction under the rules of the SEC.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

99.1 PRESS RELEASE DATED JULY 12, 2006

10.1 Employment Agreement between the Company and Craig Tuttle, dated July 12, 2006.

99.1 Press Release, dated July 12, 2006, announcing the appointment of Craig Tuttle to the position of President and Chief Executive Officer effective immediately.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   TRANSGENOMIC, INC.


                                                   By  /s/ Michael A. Summers
                                                       -------------------------
                                                       Michael A. Summers
                                                       Chief Financial Officer

July 12, 2006

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